FIRST AMENDMENT TO RIGHTS AGREEMENT

         This FIRST AMENDMENT TO RIGHTS AGREEMENT, dated as of July ___, 1997 (the "Amendment"), between CAIRN ENERGY USA, INC., a Delaware corporation (the "Company"), and STOCK TRANSFER COMPANY OF AMERICA, INC., a Delaware corporation, as Rights Agent (the "Rights Agent").

                                    RECITALS

     1. The Company and the Rights Agent executed a Rights Agreement as of April 1, 1997 (the "Rights Agreement").

     2. The Board of Directors of the Company has concurrently herewith approved a certain Agreement and Plan of Merger with The Meridian Resource Corporation, a corporation formed under the laws of the State of Texas ("Parent"), and C Acquisition Corp., a corporation formed under the laws of the State of Delaware and a wholly-owned subsidiary of Parent (the "Sub") (the Agreement and Plan of Merger, as amended from time to time being herein referred to as the "Merger Agreement").

     3. The Board of Directors of the Company believes it to be in the best interest of the Company to amend the Rights Agreement, effective immediately prior to the execution and delivery of the Merger Agreement.

                                    AGREEMENT

     Accordingly, in consideration of the premises and the mutual agreement herein set forth the parties hereby agree as follows:

     1. The Rights Agreement is hereby amended by the amendment of Section 7(a) so as to read in its entirety as follows:

         "(a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one- thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the time (the "Expiration Date") that is the earliest of (i) the Close of Business on March 31, 2007 (the "Final Expiration Date"),
         (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii)

CORPDAL:67869.2 15467-00006
         the time at which such Rights are exchanged as provided in Section 24 hereof or (iv) immediately prior to the Effective Time (as defined in the Merger Agreement (as defined in Section 35 hereof)).

     2. The Rights Agreement is hereby further amended by the addition thereto of a new Section 35. Merger Agreement with The Meridian Resource Corporation. to be and read as follows:

         "Section 35. Merger Agreement with The Meridian Resource Corporation. Notwithstanding any other provision of this Agreement, the approval, execution and delivery by the Company of that certain Agreement and Plan of Merger dated as of July __, 1997, by and among the Company, The Meridian Resource Corporation, a corporation formed under the laws of the State of Texas ("Parent"), and C Acquisition Corp., a corporation formed under the laws of the State of Delaware and a wholly-owned subsidiary of Parent (the "Sub") (said Agreement and Plan of Merger, as amended from time to time, being herein referred to as the "Merger Agreement"), and the consummation of the transaction contemplated thereby, shall not, solely by reason thereof:
                           (a) cause any person to be or to become an Acquiring Person under the terms and provisions of this Agreement;
                           (b) cause there to occur a Flip-In Event, a Stock Acquisition Date, a Distribution Date or an event described under Section 13(a) of this Agreement; or
                           (c) cause the Rights to become exercisable under any provision of this Agreement.

     3. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.







                           (intentionally left blank)







CORPDAL:67869.2 15467-00006

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.



                                       CAIRN ENERGY USA, INC.


                                       By:
                                          -----------------------------------
                                          Michael R. Gilbert
                                          President



                                          STOCK TRANSFER COMPANY OF AMERICA,
                                           INC., as Rights Agent


                                       By:
                                          -----------------------------------
                                          Jeanette Fitzgerald
                                          Vice President

CORPDAL:67869.2 15467-00006